                                                                    Exhibit 99.3

                                            FINANCIAL CONTACT:  David R. Sonksen

                            Executive Vice President and Chief Financial Officer
                                                             Tel: (949) 221-7101

                                                EDITORIAL CONTACT:  Cliff Silver

                                               Manager, Corporate Communications
                                                             Tel: (949) 221-7112



           Microsemi Announces Further Information Upon Stock Split


Irvine, CA - (BusinessWire) August 29, 2001 - Microsemi Corporation (Nasdaq:
MSCC), has today before the opening of trading released a compilation of information and historical background, including substantially all of the text of a letter addressed to its stockholders of record or any beneficial owners who may have any indirect interest in Microsemi Common Stock, concerning the effectiveness of the 2 for 1 stock split.

As you know, Microsemi Corporation has enjoyed many successes, including stock appreciation, in 2000/2001.

To allow shareholders to better share in this success, the Board of Directors has declared a 2-for-1 stock split effected by a stock dividend. The Board of Directors believes that this should ultimately have a positive impact on the attractiveness of the Common Stock to institutional investors and advisors.

Because this stock split is effected by way of a stock dividend, DO NOT DESTROY OLD CERTIFICATES and DO NOT SEND THEM IN FOR EXCHANGE. The stock dividend is payable on August 28, 2001 to all stockholders of record as of August 14, 2001 and their assigns who hold due bills written only on or before August 28, 2001. The address of the Registrant's transfer agent is Mellon Investor Services, 85 Challenger Road, Ridgefield Park, New Jersey 07660 (Toll Free: 800-522-6645).

Thank you for your continued support and confidence in the company. The company is committed to working hard on your behalf and look forward to your continued support.

History

The holders of a majority of the outstanding common stock had given, as of July 31, 2001, their written consent to an increase from 20,000,000 to 100,000,000 in the authorized Common Stock of the Registrant, and the Board of Directors announced on July 31, 2001 that such written consent had been obtained. The Board of Directors had authorized that such dividend be declared, a dividend payable in shares of common stock, if and when the stockholders shall have consented in writing to such increase in the authorized Common Stock. As declared and announced on July 31, 2001, the Board of Directors approved a two-for-one stock split of the Registrant's issued and outstanding Common Stock effected by way of a common stock dividend payable to the holders of its common stock as of the close of business on August 14, 2001 (the "Record Date"), at which time there were 14,118,738 shares of Common Stock issued and outstanding or held in treasury. The additional stock certificates issuable as a result of the dividend will be mailed on or about August 28, 2001. The opening of trading today, on August 29, 2001 will be the deferred "ex-dividend" date at which time this 2-for-1 stock split will be reflected in the quoted price per share of Common Stock. Those due bills will be redeemed by the company's transfer agent beginning on August 31, 2001 in exchange for certificates representing an additional 14,118,738 shares of Common Stock distributed to effect our 2-for-1 stock split.

Since the Record Date, under the auspices of the Nasdaq Stock Market and with our Board of Directors' approval, all Common Stock that has been transferred has included the full value of the outstanding shares plus a "due bill" representing the right to receive the equal number of shares in the stock dividend distribution. As a result of all such assignments by means these instruments known as the "due bill" to the purchasers of Common Stock, the dividend distribution will become due to the holders of the due bills. All sellers of Common Stock before August 29, 2001 who held the Stock on the Record Date thereby should receive full value, including the value of the dividend distribution, and give full value, including the due bills.

Holders of record at the closing on August 14, 2001 and the holders of due bills written on all transfers up to and including August 28, 2001, receive a new stock certificate (the "new" certificate), representing the additional shares of Common Stock to which you would be entitled as a record or beneficial owner, as the case may be, as a result of the stock split. The certificates that any record owner has held (the "old" certificates) remain valid and continue to represent the same number of shares. One's total stock holdings in the Company would be now the total of the "old" and the "new" certificates taken together. While the number of shares of Common Stock one may own are now effectively doubled as a result of the stock split, one's proportionate equity interest in the Company and its aggregate inherent value is unchanged.

The Company is advised by its counsel that under the provisions of the Internal Revenue Code, the stock split will not result in any gain or loss for federal income tax purposes to holders of the Company's Common Stock. The tax basis of each share of the Company's stock held immediately after the stock split will be equal to 50% of the tax basis of each share held immediately prior to the stock split. The Company is further advised that the shares of Common Stock issued upon the dividend distribution are validly issued, fully paid and non-assessable.

Interested persons should contact Registrant's transfer agent whose name, address and toll-free phone number are: Mellon Investor Services, 85 Challenger Road,

Ridgefield Park, New Jersey 07660 (Toll Free: 800-522-6645).

About Microsemi

Microsemi is a leading designer, manufacturer and marketer of analog, mixed-signal and discrete semiconductors. The company's semiconductors manage and regulate power, protect against transient voltage spikes and transmit, receive and amplify signals.

Microsemi products include individual components as well as complete circuit solutions that enhance customer designs by providing battery optimization, reducing size or protecting circuits. Markets the company serves include mobile connectivity, computer/peripherals, telecommunications, medical, industrial/commercial, space/satellite and military.

More information may be obtained by contacting the company directly or by visiting its web site at http://www.microsemi.com.
                         ------------------------

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the news release that are not entirely historical and factual in nature are forward-looking statements. For instance, all statements of belief and expectations are forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Potential risks and uncertainties include, but are not limited to, such factors as the difficulties regarding the making of estimates and projections, hiring and retention of qualified technical personnel in a competitive labor market, acquiring and integrating new operations or assets, rapidly changing technology and product obsolescence, the ability to realize cost savings or productivity gains, the ability to improve capacity utilization, potential cost increases, the strength and competitive pricing environment of the marketplace, demand for and acceptance of the company's products, the results of planned development, marketing and promotional campaigns, changes in demand for products, difficulties of foreseeing future demand, effects of limited visibility of future sales, potential non-realization of expected orders or non-realization of backlog, business and economic conditions or adverse changes in current or expected industry conditions, customer order preferences, and fluctuations in market prices of the company's common stock, difficulties in implementing company strategies, environmental matters, litigation, difficulties protecting proprietary rights, and inventory obsolescence. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties and risks identified in the Company's most recent Form 10-K filed on December 21, 2000, and the final prospectus on Form S-3 filed on June 1, 2000, by the Company with the Securities and Exchange Commission. The Company does not undertake to supplement or correct any information in this release that is or becomes incorrect.

Investor Inquiries: David R. Sonksen, Microsemi Corporation, Irvine, CA (949) 221-7101.